CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Energy Partners Announces Pricing of Offerings of Common Units

Houston, Texas - September 14, 2011 - Cheniere Energy Partners, L.P. (NYSE Amex:CQP) (“Cheniere Partners”) today announced the pricing of an underwritten public offering of 3,000,000 common units representing limited partner interests of Cheniere Partners and a concurrent offering to Cheniere Common Units Holding, LLC, a wholly owned subsidiary of Cheniere Energy, Inc., of 622,131 common units at the same price as the public offering, which was $15.25 per common unit. Citigroup is acting as underwriter of the public offering. Cheniere Partners granted the underwriter a 30-day option to purchase up to 450,000 additional common units to cover overallotments. If the underwriter does not exercise in full its option to purchase additional common units in the public offering, Cheniere Common Units Holding, LLC will purchase such unsold common units. Cheniere Partners estimates that the net proceeds from the offerings will be approximately $60 million. Cheniere Partners intends to use the net proceeds for general business purposes, including development costs of its expansion project to add liquefaction capacity at the Sabine Pass LNG terminal. The closing of the offering is expected to occur on September 19, 2011.
A shelf registration statement (including a prospectus) relating to the offering of the common units has previously been filed with the U.S. Securities and Exchange Commission and has become effective. Before investing, you should read the prospectus and other documents filed with the Securities and Exchange Commission for information about Cheniere Partners and the public offering.
When available, a copy of the prospectus supplement and prospectus relating to the underwritten public offering may be obtained from Citigroup, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 (Tel: 800-831-9146 or email: batprospectusdept@citi.com).
You may also obtain these documents for free when they are available by visiting the Securities and Exchange Commission's website at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Cheniere Energy Partners, L.P. is a Delaware limited partnership that owns 100 percent of the Sabine Pass LNG terminal located in western Cameron Parish, Louisiana on the Sabine Pass Channel. The terminal has sendout capacity of 4.0 Bcf/d and storage capacity of 16.9 Bcfe. Cheniere Partners is developing a project to add liquefaction and export capabilities to the existing infrastructure at the Sabine Pass LNG terminal.
This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG receiving terminal and liquefaction business. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.